Exhibit 99.1

UAPC Provides Update on its Marcee Well in Gonzales County, Texas

Austin, TX— February 6, 2012 – United American Petroleum Corp. (OTCBB: UAPC.OB) would like to announce it completed a workover on its Marcee well located in Gonzales County, Texas, which consists of 112 lease acres. The well is now back online and producing. During the workover, the well was pulled and washed out to a total depth of 8,720’ and approximately 90 barrels of oil were recovered throughout that process.

At present, United is pumping back approximately 800 bbls of water and 100 bbls of spent acid, which was pumped into the well during the acid job. This procedure is going extremely well and we anticipate this well to add relevant cash flow to the Company’s operations. United is currently evaluating daily production of the well, and once the well is stabilized the Company estimates production to be approximately 8-10 BOPD. United owns 100% working interest in this well and expects its production to increase the Company’s overall revenue stream. Additional information regarding the Marcee well will be forthcoming as this well stabilizes and oil flow is monitored over the course of the next month.

For additional information regarding the Company’s operations, projects, management team and other valuable information, please visit the Company’s web site at www.unitedamericanpetroleum.com. To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to ir@unitedamericanpetroleum.com or contact the Company at +1 855-PETROL-1

About United American Petroleum Corp.

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s main current projects are in Texas, however, additional acquisitions may encompass active plays throughout the United States.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC.

Contact:

United American Petroleum Corp.
Barry Gross
+1 855-PETROL-1
ir@unitedamericanpetroleum.com
info@unitedamericanpetroleum.com